EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Ikanos Communications, Inc. (the “Company”) for the quarterly period ended July 4, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of John H. Quigley, Chief Executive Officer and President of the Company, and Dennis A Bencala, Vice President of Finance and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IKANOS COMMUNICATIONS, INC.

Dated: August 11, 2010	By:	/s/ JOHN H. QUIGLEY
John H. Quigley
President and Chief Executive Officer
(Principal Executive Officer)

Dated: August 11, 2010	By:	/s/ DENNIS A. BENCALA
Dennis A. Bencala
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)